UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

CAPELLA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-175188	20-2767829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Corporate Centre Drive, Suite 200 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 764-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2014, Capella Healthcare, Inc. (the “Company”) entered into that certain Amendment No. 3 to Loan and Security Agreement (the “ABL Amendment”), by and among the Company, the borrowing subsidiaries signatory thereto, the guarantying subsidiaries signatory thereto, the lenders party thereto and Bank of America, N.A. as agent for the lenders. The ABL Amendment amends that certain $100,000,000 Loan and Security Agreement, dated as of June 28, 2010 (as amended, the “ABL Agreement”), by and among the Company and certain borrowing subsidiaries as borrowers, certain guarantying subsidiaries as guarantors, certain financial institutions party thereto from time to time as lenders and Bank of America, N.A. as agent for the lenders.

The ABL Amendment extends the maturity date of the revolving credit commitments under the ABL Agreement from December 29, 2014 to the earlier to occur of (i) June 3, 2019 or (ii) April 1, 2017, if, as of such date, the Senior Notes (as defined in the ABL Agreement) have not been repaid in full or refinanced on terms reasonably satisfactory to Bank of America, N.A.

Additionally, the ABL Amendment amends the ABL Agreement to, among other things,

•	reduce the applicable margin for LIBOR revolver loans (i) from 3.00% to 1.50% per annum when the fixed charge coverage ratio is greater than 1.75 to 1.00, (ii) from 3.25% to 1.75% per annum when the fixed charge coverage ratio is greater than or equal to 1.25 to 1.00 and less than or equal to 1.75 to 1.00 and (iii) from 3.50% to 2.00% per annum when the fixed charge coverage ratio is less than 1.25 to 1.00;

•	reduce the applicable margin for base rate revolver loans (i) from 2.00% to 0.50% per annum when the fixed charge coverage ratio is greater than 1.75 to 1.00, (ii) from 2.25% to 0.75% per annum when the fixed charge coverage ratio is greater than or equal to 1.25 to 1.00 and less than or equal to 1.75 to 1.00 and (iii) from 2.50% to 1.00% per annum when the fixed charge coverage ratio is less than 1.25 to 1.00;

•	reduce the unused line fee (i) from 0.50% to 0.25% per annum when the average facility usage for a given month is greater than or equal to 50% of the aggregate commitments and (ii) from 0.75% to 0.375% per annum when the average facility usage for a given month is less than 50% of the aggregate commitments; and

•	revise certain obligations on terms more favorable to, and to generally allow greater operational flexibility for, the Company and the other borrowers, including without limitation amendments to (i) the terms in respect of certain trigger periods, (ii) the ability to include certain provider tax-related receivables in the borrowing base, (iii) certain reporting obligations, (iv) certain healthcare-related representations and warranties, (v) certain events of default, (vi) certain financial covenants and (vii) certain restrictions on liens, sale leaseback transactions, acquisitions, dispositions, distributions, investments, prepayments of subordinated debt, fundamental changes and affiliate transactions.

The foregoing summary of the ABL Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ABL Amendment filed as Exhibit 10 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

To the extent required, the information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10	Amendment No. 3 to Loan and Security Agreement, dated as of June 3, 2014, by and among Capella Healthcare, Inc., the borrowing subsidiaries signatory thereto, the guarantying subsidiaries signatory thereto, the lenders party thereto and Bank of America, N.A. as agent for the lenders**

**	An application for confidential treatment for selected portions of this agreement has been filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capella Healthcare, Inc.

By:	/s/ Denise W. Warren
Denise W. Warren
Executive Vice President, Chief Financial Officer and Treasurer

Date: June 9, 2014

EXHIBIT INDEX

Exhibit Number	Description

10	Amendment No. 3 to Loan and Security Agreement, dated as of June 3, 2014, by and among Capella Healthcare, Inc., the borrowing subsidiaries signatory thereto, the guarantying subsidiaries signatory thereto, the lenders party thereto and Bank of America, N.A. as agent for the lenders**

**	An application for confidential treatment for selected portions of this agreement has been filed with the Securities and Exchange Commission.